Exhibit 32.1

IDI Global, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

In connection with the Quarterly Report of IDI Global, Inc., on Form 10-QSB for the period ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kevin R. Griffith, Chief Executive Officer, and Steve Weatherly, a consultant performing certain services for the Company commonly provided by a Chief Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the quarterly report on Form 10-QSB of the Company for the quarter ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2007

/s/ Kevin R. Griffith

Kevin R. Griffith

Chief Executive Officer

Date: May 15, 2007

/s/ Steven D. Weatherly

Steven D. Weatherly

Consultant performing certain services for the Company

commonly performed by a Chief Financial Officer